[Execution Copy]

                                Pricing Agreement

Goldman, Sachs & Co.,
   As Representatives of the several
     Underwriters named in Schedule I hereto, 85 Broad Street,
New York, New York 10004.

                                                                   April 8, 1999

Ladies and Gentlemen:

         Regency Centers, L.P., a Delaware limited partnership (the "Partnership"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 7, 1999 (the "Underwriting Agreement"), between the Partnership and Regency Realty Corporation, a Florida corporation ("Regency"), on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Partnership and the Guarantors agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership and the Guarantors, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the

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                                                                [Execution Copy]


Underwriters, the Partnership and Regency. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership and Regency for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        Regency Centers, L.P.

                                        By:  Regency Realty Corporation,
                                                          general partner


                                              By: /s/ J. Christian Leavitt
                                                  Name: J. Christian Leavitt
                                                  Title:  Senior Vice President


                                        Regency Realty Corporation



                                        By:  /s/ J. Christian Leavitt
                                             Name: J. Christian Leavitt
                                             Title: Senior Vice President

Accepted as of the date hereof:

Goldman, Sachs & Co.


_______________________________________
           (Goldman, Sachs & Co.)

  On behalf of each of the Underwriters



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                                                                [Execution Copy]


                                   SCHEDULE I

                                                    Principal
                                                    Amount of
                                                    Designated
                   Underwriter                      Securities
                   -----------                        to be
                                                    Purchased
                                                    ---------

Goldman, Sachs & Co................................$32,600,000

Morgan Stanley & Co. Incorporated..................  5,800,000

Prudential Securities Incorporated.................  5,800,000

Salomon Smith Barney Inc...........................  5,800,000
                                                   -----------
                  Total............................$50,000,000
                                                   ===========

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                                                                [Execution Copy]


                                   SCHEDULE II

Title of Designated Securities:

         7.75% Notes due April 1, 2009

Aggregate principal amount:

         $50,000,000

Price to Public:

         100.000% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 14, 1999 to the Time of Delivery

Purchase Price by Underwriters:

         99.350% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 14, 1999 to the Time of Delivery

Form of Designated Securities:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

         Federal (same day) funds

Time of Delivery:

         10:00 a.m. (New York City time) on April 14, 1999

Indenture:

         Indenture dated as of March 9, 1999 among the Partnership, the Guarantors named therein and First Union National Bank, as Trustee

Maturity:

         April 1, 2009

Interest Rate:

         7.75%

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                                                                [Execution Copy]

Interest Payment Dates:

         April 1 and October 1

Redemption Provisions:

         The Designated Securities may be redeemed by the Partnership, in whole or in part, at any time at a redemption price equal to the sum of (a) the principal amount of Designated Securities being redeemed plus accrued interest thereon to the Redemption Date (as defined in the Indenture) and (b) the Make-Whole Amount (as defined in the Indenture), if any, with respect to such Designated Securities.

Sinking Fund Provisions:

         No sinking fund provisions


Closing location for delivery of Designated Securities:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York  10004

Additional Closing Conditions:

         None

Names and addresses of Representatives:

         Designated Representatives:  Goldman, Sachs & Co.

         Address for Notices, etc.:  85 Broad Street, New York, New York  10004

Other Terms:

         None